UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: December 19, 2000

                              Erly Industries, Inc.
                              ---------------------
             (Exact name of registrant as specified in its charter)

                                   California
                                   ----------
         (State or other jurisdiction of incorporation or organization)

         001-07894                                    95-2312900
         ---------                                    ----------
(Commission File Number)                  (IRS Employer Identification Number)



                         268 West 400 South, Suite #300
                           Salt Lake City, Utah 84101
                           --------------------------
                    (Address of principal executive offices)

                                 (801) 575-8073
                                 ---------------
              (Registrant's telephone number, including area code)


                                  P.O. Box 788
                          Baton Rouge, Louisiana 70809
                          ----------------------------
             (Former name or address, if changed since last report)





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                                     ITEM 1.
                        Changes in Control of Registrant.

On December 5, 2000, Erly Industries, Inc., a California corporation (the "Company") delivered to Hudson Consulting Group, Inc., a Nevada Corporation ("Hudson"), 9,237,912 shares of common stock for the purchase price of $120,000 cash. Hudson used working capital to make the purchase. The purchase was made pursuant to an agreement between Hudson and the Company dated September 12, 2000 (Exhibit "A"). Hudson now owns 9,237,912 (61.5%) of the Company's 15,000,000 issued and outstanding shares. As a result of the purchase of shares, Hudson became the controlling shareholder of the Company. Hudson (the "Majority
Shareholder") now holds 61.5% of all of the validly issued and outstanding shares of the Company's $0.01 par value common stock, which represents more than a majority of the Company's validly issued and outstanding common stock.

                                     ITEM 5.
                                  Other Events

On December 18, 2000, the Company received the resignations of Beryl Anthony, William D. Blake, Eugene Cafiero, Nanette N. Kelley, and R. A. "Pete" Seale, Jr. as Directors of the Company. Mr. Richard D. Surber remains as a Member of the Board of Directors of the Company. Richard D. Surber is the President of Hudson Consulting Group, Inc., the Majority Shareholder of the Company, and is considered a beneficial owner of the Hudson Shares.

                                     ITEM 7.
                        Financial Statements and Exhibits

The following exhibit is included:

     a. Agreement for the Issuance, Sale and Purchase of Common Stock of Erly Industries, Inc, dated as of September 12, 2000.

Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2000
                              Erly Industries, Inc.
                              A California  Corporation

                              By:   /s/  Richard D. Surber
                                 --------------------------------------------
                                 Richard D. Surber
                                 President

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